UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

SunEdison Semiconductor Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

GlobalWafers and SunEdison Semiconductor Announce Completion of CFIUS Review, Receipt of Certain Antitrust Approvals and Affirmative Recommendations from Leading Proxy Advisory Firms for Proposed Acquisition

Hsinchu, Taiwan and St. Peters, Missouri — October 31, 2016 (US time) — GlobalWafers Co., Ltd. (“GlobalWafers”) and SunEdison Semiconductor Limited (NASDAQ OMX: SEMI) (“SunEdison Semiconductor”) announced today that they have received notice from the Committee on Foreign Investment in the United States that it has concluded its review of the proposed acquisition of SunEdison Semiconductor by GlobalWafers, and determined that there are no unresolved national security concerns with respect to the proposed acquisition. In addition, the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired, and GlobalWafers and SunEdison Semiconductor have received approval from German antitrust authorities with respect to the proposed acquisition of SunEdison Semiconductor by GlobalWafers.

GlobalWafers and SunEdison Semiconductor also announced today that Institutional Shareholder Services and Glass Lewis & Co., two leading independent proxy advisory firms, are recommending that shareholders of SunEdison Semiconductor vote to approve the proposed acquisition of SunEdison Semiconductor by GlobalWafers at the company’s shareholder meeting on November 7, 2016.

As previously announced on August 17, 2016, GlobalWafers and SunEdison Semiconductor entered into a definitive agreement for the acquisition by GlobalWafers, through a wholly owned subsidiary, of all of the outstanding ordinary shares of SunEdison Semiconductor in an all-cash transaction valued at US$683 million, including SunEdison Semiconductor outstanding net indebtedness, pursuant to a scheme of arrangement under Singapore law. Under the terms of the agreement, SunEdison Semiconductor shareholders will receive, upon consummation of the scheme of arrangement, US$12.00 per share in cash for each ordinary share.

The transaction is anticipated to close prior to December 31, 2016, subject to approval of SunEdison Semiconductor’s shareholders, remaining applicable regulatory approvals and the satisfaction or waiver of customary closing conditions.

The meeting of shareholders of SunEdison Semiconductor is scheduled to take place on November 7, 2016 at 7:00 a.m. Central Time at Embassy Suites Hotel, 2 Convention Center Plaza, St. Charles, Missouri 63303. SunEdison Semiconductor shareholders of record at the close of business on October 10, 2016 will be entitled to vote at the meeting.

SunEdison Semiconductor’s board of directors unanimously recommends that SunEdison Semiconductor shareholders vote “FOR” the adoption and approval of the scheme of arrangement.

About GlobalWafers

Headquartered in Hsinchu, Taiwan, GlobalWafers is one of the six largest silicon wafer manufacturers in the world. Founded in 1981, it was the semiconductor business unit of SAS (Sino-American Silicon Product Inc.) and spun off as GlobalWafers Co., Ltd. in 2011. Specializing in 3” to 12” silicon wafer manufacturing, product applications extend through power management, automotive, IT and MEMS. GlobalWafers operates out of nine facilities in Taiwan, China, USA, Japan, Denmark, and Poland. GlobalWafers is listed on the Taipei Exchange.

About SunEdison Semiconductor

SunEdison Semiconductor is a global leader in the manufacture and sale of silicon wafers to the semiconductor industry. For over 55 years, SunEdison Semiconductor has been a pioneer in the design and development of silicon wafer technologies. With R&D and manufacturing facilities in the U.S., Europe, and Asia, SunEdison Semiconductor enables the next generation of high performance semiconductor devices. SunEdison Semiconductor’s common stock is listed on the NASDAQ OMX Global Select Market under the symbol “SEMI.”

Additional Information and Where You Can Find It

In connection with the proposed transaction, SunEdison Semiconductor filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) on October 13, 2016 and the proxy statement was first mailed to the shareholders of SunEdison Semiconductor on or about that same date. SHAREHOLDERS OF SUNEDISON SEMICONDUCTOR ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The proxy statement, and any other documents filed by SunEdison Semiconductor or GlobalWafers with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. Shareholders are urged to read the proxy statement and the other relevant materials before making any decision with respect to the proposed transaction.

Certain Information Concerning Participants

Each of GlobalWafers, SunEdison Semiconductor and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from SunEdison Semiconductor shareholders in favor of the proposed transaction. GlobalWafers currently owns approximately 4.9% of the outstanding ordinary shares of SunEdison Semiconductor. Information about GlobalWafers and its directors and executive officers may be found in the Schedule 14A filed by GlobalWafers with the SEC on August 18, 2016. Information about SunEdison Semiconductor’s directors and executive officers is set forth in its proxy statement for its 2016 Annual General Meeting of Shareholders and its most recent annual report on Form 10-K. Information about the directors’ and executive officers’ ownership in SunEdison Semiconductor’s ordinary shares, as well as additional information regarding the direct or indirect interests of participants in the solicitation of proxies in connection with the contemplated transactions, is included in the definitive proxy statement filed with the SEC and first mailed to stockholders on or about October 13, 2016.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements. These statements include a belief that the transaction can be closed by the end of the year. These forward-looking statements are subject to risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the failure to obtain SunEdison Semiconductor shareholder approval of the proposed transaction; the possibility that the closing conditions to the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the potential for regulatory authorities to require divestitures in connection with the proposed transaction; the occurrence of any event that could give rise to termination of the Implementation Agreement; the risk of shareholder litigation that may be instituted in connection with the contemplated transactions; and the failure of GlobalWafers to obtain the necessary financing to complete the transaction. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GlobalWafers and SunEdison Semiconductor make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Contacts

GlobalWafers
Spokesman: William Chen	+886-3-577-2255 (ext. 2280)
William@sas-globalwafers.com
Deputy: Jason Chien	+886-3-577-2255 (ext. 2379)
Jason.chien@sas-globalwafers.com

SunEdison Semiconductor
Chris Chaney
Director, Investor Relations & Corporate Communications
SunEdison Semiconductor Limited
cchaney@sunedisonsemi.com
+1 636 474 5226

3